Fleetwood Credit Receivables Corp.
FLEETWOOD CREDIT 1997-A GRANTOR TRUST

Servicer's Certificate
For the Month of July, 1997

Principal and Interest Collections

  Beginning Pool Balance                                      (1) $   166,659,684.84

  Beginning Pool Factor [(1)/$ 183,011,151.56]                (2)          0.9106532

  Principal Collected                                         (3) $     3,561,413.99

  Interest Collected                                          (4) $     1,326,822.21

    Less:  Accrued Interest Prior to Cut Off Date             (5)         818,168.69

    Less:  Additional Purchased Accrued Interest             (5a)               0.00

    Plus:  Purchased Accrued Interest -
                   End of Collection Period                   (6)         819,427.25

  Net decrease/(increase) in Purchased
   Accrued Interest [(5)+(5a)-(6)]                            (7) $       (1,258.56)

    Plus:  "Non-Reimbursable Interest Payment"                (8)           7,894.01

                  Total Interest Received
                   [(4)-(5)-(5a)+(6)+(8)]                     (9) $     1,335,974.78

     Additional Deposits
       (i)   Repurchase Amounts                               (10)              0.00
      (ii)   Liquidation Proceeds                             (11)         54,504.09
     (iii)   Yield Supplement Deposit Amount                  (12)              0.00

     Total Additional Deposits  [(10)+(11)+(12)]              (13) $       54,504.09

     Total Available Funds [(3)+(9)+(13)]                     (14) $    4,951,892.86

     Defaulted Receivable Principal Balance  [(A1)]           (15) $       78,694.07

     Ending Pool Balance [(1)-(3)-(15)]                       (16) $  163,019,576.78

     Ending Pool Factor [(16)/$ 183,011,151.56]               (17)         0.8907631


Fleetwood Credit Receivables Corp.
FLEETWOOD CREDIT 1997-A GRANTOR TRUST

Servicer's Certificate
For the Month of July, 1997

Distributions:
                                                      Class A            Class B           Total
Class Percentage                                        96.5%               3.5%            100%
Pool Factor (Ending Pool Balance)                   0.8907631         0.8907631        0.8907631
Class Coupon                                            6.64%              6.83%

July Beginning Pool Balance [(1)]             $160,826,595.87     $5,833,088.97  $166,659,684.84

July Ending Pool Balance [(16)]               $157,313,891.59     $5,705,685.19  $163,019,576.78

Collected Principal [(3)]                       $3,436,764.50       $124,649.49    $3,561,413.99

Collected Interest [(9)]                        $1,289,215.66        $46,759.12    $1,335,974.78

Other Collected Interest  [(9a)]                        $0.00             $0.00            $0.00

Additional Deposits [(10)+(11)]                    $52,596.45         $1,907.64       $54,504.09

Servicing Fee [(1.0%/12)x(1)]                    ($134,022.16)       ($4,860.91)   ($138,883.07)

Total Available Funds                           $4,644,554.45       $168,455.34    $4,813,009.79

Payments to Certficateholders:

Principal Distributable Amount [(1)-(16)]        $3,512,704.28       $127,403.78   $3,640,108.06

Interest Distributable Amount [(1)x(coupon/12      $889,907.16        $33,200.00     $923,107.16

    Total Payments to Certificateholders         $4,402,611.44       $160,603.78   $4,563,215.22

Reserve Fund payment                                     $0.00             $0.00           $0.00

Amount due Class B but paid to
  Class A (subordination)                                $0.00

Class A Interest Carryover Shortfall                     $0.00

Class A Principal Carryover Shortfall                    $0.00

Class B Interest Carryover Shortfall                                       $0.00

Class B Principal Carryover Shortfall                                      $0.00

Amounts Remaining in the Certificate
   Account to be paid to the Seller                $241,943.01         $7,851.56     $249,794.57
Memo:
   Principal Difference                            ($23,343.33)         ($846.65)   ($24,189.98)
   Interest Difference                             $265,286.34         $8,698.21     $273,984.55
   Total                                           $241,943.01         $7,851.56     $249,794.57

Fleetwood Credit Receivables Corp.
FLEETWOOD CREDIT 1997-A GRANTOR TRUST

Servicer's Certificate
For the Month of July, 1997

Determination of the Servicer Letter of Credit Amount
   Number of Contracts - End of Month                            (45)         N/A

   Original number of contracts                                  (46)         N/A

   Percent of Original Contracts remaining
        [((45)/(46))x100]                                        (47)         N/A

   Original Servicer Letter of Credit Amount                     (48) $       N/A

   Revised Servicer Letter of Credit Amount
        [Lessor of [(48)x(47) or the Beginning
        Pool Balance (1)]                                        (49) $       N/A

   Prior Month Servicer Letter of Credit Amount
        [Previous Month (49)]                                    (50) $       N/A

   Servicer Letter of Credit Fee                                 (51) $       N/A

Yield Supplement Amount

   Receivables with coupon rates below 7.65%
       Principal Outstanding                                     (52) $       N/A

       Number of receivables                                     (53)         N/A

       Interest on the Receivables at their APR                  (54) $       N/A

       Interest due on the Receivables at the
            Pass-Through Rate                                    (55) $       N/A

       Yield Supplement Amount [(54)-(55)]                       (56) $       N/A

Defaulted Receivables
   Amount of principal and accrued interest due from
         Obligors on Defaulted Receivables
            Principal                                            (A1) $ 78,694.07
            Interest                                             (A2)      919.87
            Expense                                              (A3)      333.00
            Total                                                 (A) $ 79,946.94

         Less:   Liquidation Proceeds                             (B) $ 54,504.09
   Realized Loss  [(A1)+(A2)-(B)]                                 (C) $ 25,109.85

   Cumulative Losses  (Including Expenses)                        (D) $ 48,495.85
   Cumulative Loss Percentage  [(D)/$183,011,151.56]                       0.03%
          (Less than 1.5% ?)

/TABLE

Fleetwood Credit Receivables Corp.
FLEETWOOD CREDIT 1997-A GRANTOR TRUST

Servicer's Certificate
For the Month of July, 1997

Reconciliation of Reserve Fund

   Beginning Reserve Fund Balance                                (57) $ 3,879,685.28

        Plus:  Excess Amounts from Seller                       (57a)     249,794.57
        Plus:  Investment Earnings                              (57b)      18,374.62
        Less:  Reserve Fund Payments                             (58)           0.00
                       Subtotal Reserve Fund                          $ 4,147,854.47
        Plus:  Beginning Negative Carry Balance                 (58a)           0.00
        Plus:   Negative Carry Investment Earnings              (58b)           0.00
        Less:  Payment from Negative Carry                      (58c)           0.00

        Ending Negative Carry Balance                           (58d)           0.00

   Reserve Fund Prior to Payments to Seller                      (59) $ 4,147,854.47

   Required Reserve Fund Balance:
        (Lesser of 1 or 2)

    (1) Greater of:  $3,660,223 or 2.50% of the Ending Pool Balance
        (Class A and Class B Certificate Balances), but not greater than the Ending Pool Balance (unless the Cumulative Loss
        Percentage exceeds 1.5%), or (2);

    (2) (18% - Subordination Fraction) x the Ending Pool Balance                  NA

   Required Amount                                              (60) $  4,075,489.42

   Amount of Excess Reserve released  [(59)-(60)]               (61) $     72,365.05
        (No Release to be made during Pre-funding period)


   Ending Reserve Fund Balance to be invested(including         (62) $ 4,075,489.42
        Negative Carry Balance)


   Reserve Fund Balance as a Percent
        of the Ending Pool Balance                              (63)           2.50%

   Interest Income on Reserve Fund for July, 1997
        from First Chicago                                      (64) $     18,374.62

   Interest Income on Negative Carry Balance for July, 1997    (65) $          0.00
           from First Chicago



Fleetwood Credit Receivables Corp.
FLEETWOOD CREDIT 1997-A GRANTOR TRUST

Servicer's Certificate
For the Month of July, 1997

Reconciliation of Net Payment to the Trustee
Available Funds                                                        $4,951,892.86
   Servicing Fees                                                      ($138,883.07)
Total Available Funds                                                  $4,813,009.79

Total payments to Class A                                              $4,402,611.44
Total payments to Class B                                                $160,603.78

Reserve Fund:
    Excess from Seller [(57a)]                                           $249,794.57
    Reserve Fund Payments [(58)]                                               $0.00
Gross payment to the Trustee                                           $4,813,009.79

Amounts Held by Trustee:
   Less:  Amount released from Reserve Fund
           in excess of $3,660,223 (Net of Reserve Fund payment) [(61)]   $72,365.05
   Less:  Balance of Prefunded Account payable
            to Certificateholders                                                N/A
       Less:  Amount paid from Negative Carry
                      Balance [(58c)]                                            N/A
       Less:  Amount paid from Pre-Funded
                      Amount Earnings [(72)]                                     N/A
       Total Other Collected Interest                          (9a)              N/A

Total Amount Held by Trustee                                              $72,365.05

Net payment to the Trustee                                             $4,740,644.74

Reconciliation of Pre-Funding Account

Beginning Pre-Funded Amount                                    (70)              N/A
        [Prior Month (74)]
    Less:  Amount applied to the purchase of
                 Subsequent Receivables                        (71)              N/A
    Plus:  Earnings on Pre-Funded Amount                       (72)              N/A
    Less:  Payment of Earnings                                 (73)              N/A

Ending Pre-Funding Amount                                      (74)              N/A

Account Activity
       Number of Accounts - Beginning of Month                                 5,324
            Less:  Account Paid Off / Repurchased                                 89
            Plus:  Accounts in Collateral Addition                                 0
      Number of Accounts - End of Month                                        5,235

Non-Accrual Accounts - End of Month
      Number of Non-Accrual Accounts                                               9
      Aggregate Principal Balance Outstanding                            $304,019.99

/TABLE

Fleetwood Credit Receivables Corp.
FLEETWOOD CREDIT 1997-A GRANTOR TRUST

Servicer's Certificate
For the Month of July, 1997

Delinquent Accounts
   Period of Delinquency                      Units      Amount      Percent of Pool

   30 - 59 days                                14   $ 638,576.81            0.39%
   60 - 89 days                                 0           0.00            0.00%
   90 days or more                              0           0.00            0.00%
       Total                                   14   $ 638,576.81            0.39%(A)

   Repossession Inventory                       9   $ 304,019.99           0.186%(B)

Delinquency Percentage
                                                                         Quarter
                                          JUL        AUG        SEPT     Total(Avg)

   90 days or more  (000)           $     0.0   $     N/A  $     N/A     $   N/A

   Repossession Inventory (000)     $   304.0   $     N/A  $     N/A     $   N/A

   Total                            $   304.0   $     N/A  $     N/A     $   N/A(A)

   Ending Pool Balance (mils)       $   163.0   $     N/A  $     N/A     $   N/A(B)

   Delinquency Percentage (A)/(B)                                            N/A

Realized Loss Analysis
                                                                          Quarter
                                         JUL         AUG          SEPT     Total
Realized Losses/(Recoveries)  (X)
         [(A1+(A2)-(B)]  (000)      $    25.1   $    N/A   $     N/A    $ N/A(Sum)

Beginning Pool Balance (mils) (Y)   $   166.7   $    N/A   $     N/A    $ N/A(Avg)

Realized Loss Percentage
         (Less than 1.5%?)  [((X)/(Y))*4]                                   N/A

Realized Losses Since Inception (less than $2,745,168 ?)               $48,014.42

Change in Realized Losses                                              $25,109.85

Proceeds from Insurance and Dealer Repurchases

         Proceeds received during the month from
              physical damage insurance                                   $ 0.00

         Proceeds received during the month from Dealer
          repurchase obligations relating to Defaulted Receivables        $ 0.00
